Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Deborah Spak, (224) 948-2349

Investor Contacts:

Mary Kay Ladone, (224) 948-3371

Clare Trachtman, (224) 948-3085

BAXTER REPORTS FIRST QUARTER FINANCIAL RESULTS

THAT EXCEED GUIDANCE

Pipeline Momentum Continues with Achievement of Regulatory Milestones,

Regulatory Submissions, and Approvals

Company Progresses Toward Mid-Year Separation into Two

Independent Companies

DEERFIELD, Ill., April 23, 2015 — Baxter International Inc. (NYSE:BAX) today reported first quarter financial results that exceeded the company’s previously issued guidance. Baxter reported first quarter net income of $430 million and earnings per diluted share of $0.78, compared to net income of $556 million and earnings per diluted share of $1.01 in the same period last year. First quarter 2015 results include net after-tax special items totaling $120 million (or $0.22 per diluted share), primarily for intangible asset amortization, costs associated with the company’s planned separation and the integration of its Gambro AB acquisition, partially offset by a benefit related to the reversal of certain business optimization reserves. First quarter 2014 results included net after-tax charges totaling $96 million (or $0.18 per diluted share).

On an adjusted basis, excluding special items in both periods, Baxter reported first quarter net income of $550 million compared to $652 million reported in 2014. For the quarter, adjusted earnings of $1.00 per diluted share, which included unplanned other income of $74 million (or $0.11 per diluted share), exceeded the company’s previously issued earnings guidance of $0.85 to $0.90 per diluted share.

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BAXTER REPORTS 1st QUARTER FINANCIAL RESULTS — Page  2

Worldwide sales of $3.76 billion declined 2 percent from the $3.85 billion reported in the first quarter of 2014. Excluding the impact of foreign currency, Baxter’s sales increased 4 percent. Sales in the United States grew 4 percent to $1.7 billion, while international sales of $2.1 billion declined 6 percent from the prior-year period. Excluding foreign currency, international sales increased 5 percent.

Baxter’s BioScience business generated revenues of $1.4 billion in the quarter, reflecting an increase of 2 percent. Excluding foreign currency, sales advanced 8 percent, driven by strong demand for the company’s immunoglobulin treatments for patients with primary immunodeficiency (PI), hemophilia and inhibitor therapies, and certain biotherapeutics.

Medical Products sales of $2.4 billion declined 5 percent from the prior-year period. Excluding foreign currency, sales increased 2 percent. Strong sales of products for peritoneal dialysis (PD), intravenous therapies and anesthesia products, as well as improved demand for injectable drug compounding services contributed to the performance.

“We continue to successfully deliver on a wide range of strategic and operational objectives that will drive future growth and position us for sustained success,” said Robert L. Parkinson, Jr., chairman and chief executive officer. “As the separation we announced more than a year ago is nearing completion, we continue to believe that all stakeholders will benefit from the unique attributes, distinct profiles, growth prospects and strategies of the two new companies.”

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BAXTER REPORTS 1st QUARTER FINANCIAL RESULTS — Page  3

Baxter achieved a number of pipeline and portfolio milestones since the beginning of the year, including:

•

Completion of CE marking (market approval) in Europe for HOMECHOICE CLARIA automated peritoneal dialysis system with the SHARESOURCE web-based connectivity platform, which provides secure two-way connectivity so healthcare providers can have increased visibility to monitor their patients’ home peritoneal dialysis treatments. Baxter plans to initiate the commercial launch of the system in select European and Asian countries beginning in the second quarter of this year.

•

Receipt of FDA approval and orphan drug designation of PHOXILLUM Renal Replacement Solutions for use in continuous renal replacement therapy, or CRRT, to correct electrolyte and acid-base imbalances. The company expects to introduce these solutions in the United States in the coming weeks.

•

Submission of a new drug application to Japan’s Ministry of Health for the approval of BAX 855, an investigational, extended half-life recombinant factor VIII treatment for hemophilia A based on ADVATE.

•

Completion of enrollment in the BAX 855 pediatric study, which will support post-approval label expansion in the U.S. for previously treated pediatric patients and European regulatory submission in 2016.

•

Positive results from the Phase III study of BAX 817 for patients with hemophilia A or B who develop inhibitors. The trial met its endpoint of successful resolution of bleeding episodes (overall success rate of 92%). No patients developed inhibitors or binding antibodies during the study and none discontinued treatment due to adverse events.

•

Announcement with CTI BioPharma of positive top-line results from PERSIST-1, a randomized, controlled Phase III registration clinical trial examining pacritinib, a next generation oral JAK2/FLT3 inhibitor for the treatment of patients with primary or secondary myelofibrosis. The trial met its primary endpoint of reduction in spleen volume and the safety profile was consistent with previous studies. Data will be highlighted in a late-breaking oral presentation at the upcoming American Society of Clinical Oncology (ASCO) 2015 Meeting in Chicago, Illinois.

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BAXTER REPORTS 1st QUARTER FINANCIAL RESULTS — Page  4

•

Initiation of a pharmacokinetic trial in Europe for BAX 923 (adalimumab), a biosimilar version of HUMIRA®, being developed in collaboration with Momenta Pharmaceuticals for patients with autoimmune and inflammatory diseases.

•

Presentation of interim data in the Phase I/II study of BAX 335, an investigational factor IX gene therapy treatment for hemophilia B. The trial is assessing the safety of ascending doses of BAX 335 in up to 16 patients to determine the optimal single dose. At the end of 2014, a total of six patients in three dosing cohorts had been treated, with evidence of a dose-related response. In the two highest dose cohorts, FIX activity levels of 10 percent or above were observed in two patients with no bleeding events. The investigational treatment has also been granted orphan drug designation by the FDA.

•

Acquisition of SuppreMol GmbH, a biopharmaceutical company based in Germany. The acquisition includes SuppreMol’s early-stage development portfolio of biologic immunoregulatory therapeutics for the treatment of autoimmune and IgE-mediated allergic diseases.

•	An exclusive global licensing and distribution agreement with Laboratoire Aguettant SAS for trace elements, which are essential micronutrients used in parenteral nutrition (PN) therapy.

Outlook for Second Quarter 2015

Baxter also announced today its outlook for the second quarter 2015. The company expects sales growth of approximately 1 percent, excluding the impact of foreign currency. Including the impact of foreign currency, the company expects sales to decline approximately 9 to 10 percent. Baxter also expects earnings from continuing operations, before special items, of $0.92 to $0.96 per diluted share. The second quarter 2015 earnings guidance excludes approximately $0.08 per diluted share of projected intangible amortization expense. Reconciling for the inclusion of intangible asset amortization results in expected GAAP (Generally Accepted Accounting Principles) earnings of $0.84 to $0.88 per diluted share, before other special items, for the quarter.

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BAXTER REPORTS 1st QUARTER FINANCIAL RESULTS — Page  5

With the separation of the two companies anticipated to occur mid-2015, company executives will be providing investors an overview of both companies’ long-term, strategic outlooks and financial guidance, the afternoon of May 18, 2015 for Baxter International Inc., and the morning of May 19, 2015 for Baxalta Incorporated, in New York City. Please visit www.baxter.com to register for the event and for additional details.

Baxter plans to report its second quarter 2015 results the afternoon of Wednesday, July 29, followed by a separate financial report by Baxalta Incorporated the morning of Thursday, July 30. Each company will conduct separate conference calls for investors following their respective second quarter results.

A webcast of Baxter’s first quarter conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on April 23, 2015. Also, the company’s Annual Meeting of Shareholders will take place on May 5, 2015. Please visit www.baxter.com for more information regarding these upcoming investor events and webcasts.

Baxter International Inc., through its subsidiaries, develops, manufactures and markets products that save and sustain the lives of people with hemophilia, immune disorders, cancer, infectious diseases, kidney disease, trauma, and other chronic and acute medical conditions. As a global, diversified healthcare company, Baxter applies a unique combination of expertise in medical devices, pharmaceuticals and biotechnology to create products that advance patient care worldwide.

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BAXTER REPORTS 1st QUARTER FINANCIAL RESULTS — Page  6

This release includes forward-looking statements concerning the company’s financial results, business development activities, R&D pipeline including regulatory actions and commercial launch events, outlook for second quarter 2015, and the planned separation of Baxter’s biopharmaceutical and medical products businesses. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: product development risks; product quality or patient safety concerns; future actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts; failures with respect to compliance programs; future actions of third-parties, including payors; U.S. healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; global, trade and tax policies; accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits; fluctuations in supply and demand and the pricing of plasma-based therapies; the availability of acceptable raw materials and component supply; the inability to create timely production capacity or other manufacturing or supply difficulties; the ability to successfully separate the biopharmaceutical and medical products businesses on the terms or timeline currently contemplated, if at all, and achieve the intended results; the ability to enforce owned or in-licensed patents, or the patents of third parties preventing or restricting manufacture, sale or use of affected products or technology; the impact of global economic conditions; fluctuations in foreign exchange and interest rates; any changes in law concerning the taxation of income, including income earned outside the United States; actions by tax authorities in connection with ongoing tax audits; breaches or failures of the company’s information technology systems; loss of key employees or inability to identify and recruit new employees; the outcome of pending or future litigation; the adequacy of the company’s cash flows from operations to meet its ongoing cash obligations and fund its investment program; and other risks identified in the company’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on the company’s website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company’s website.

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BAXTER — PAGE  7

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Three Months Ended March 31, 2015 and 2014

(unaudited)

(in millions, except per share and percentage data)

	Three Months Ended March 31,
	2015		2014		Change

NET SALES	$ 3,764		$ 3,848		(2%	)

COST OF SALES	1,963		1,957		0%

GROSS MARGIN	1,801		1,891		(5%	)

% of Net Sales	47.8%		49.1%		(1.3 pts	)

MARKETING AND ADMINISTRATIVE EXPENSES	1,015		910		12%
% of Net Sales	27.0%		23.6%		3.4 pts

RESEARCH AND DEVELOPMENT EXPENSES	300		309		(3%	)
% of Net Sales	8.0%		8.0%		0 pts

NET INTEREST EXPENSE	30		43		(30%	)

OTHER INCOME, NET	(74)		(24)		N/M

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	530		653		(19%	)

INCOME TAX EXPENSE	110		146		(25%	)

% of Income from Continuing Operations before Income Taxes	20.8%		22.4%		(1.6 pts	)

INCOME FROM CONTINUING OPERATIONS	420		507		(17%	)

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX A	10		49		(80%	)

NET INCOME	$ 430		$ 556		(23%	)

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$ 0.77		$ 0.93		(17%	)

Diluted	$ 0.76		$ 0.92		(17%	)

INCOME FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$ 0.02		$ 0.09		(78%	)

Diluted	$ 0.02		$ 0.09		(78%	)

NET INCOME PER COMMON SHARE
Basic	$ 0.79		$ 1.02		(23%	)

Diluted	$ 0.78		$ 1.01		(23%	)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	543		542
Diluted	548		548

ADJUSTED PRE-TAX INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 702	B	$ 765	B	(8%	)

ADJUSTED INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 549	B	$ 595	B	(8%	)

ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)	$ 1.00	B	$ 1.09	B	(8%	)

A	Operating results from the company’s vaccines franchise are classified as discontinued operations for all periods presented.

B	Refer to page 8 for a description of the adjustments and a reconciliation to generally accepted accounting principles (GAAP) measures.

BAXTER — PAGE  8

BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Three Months Ended March 31, 2015 and 2014

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the three months ended March 31, 2015 and 2014 included special items which impacted the GAAP measures as follows:

	Three Months Ended March 31,
	2015	2014	Change

Gross Margin	$ 1,801	$ 1,891	(5%	)
Intangible asset amortization expense [1]	48	43
Business optimization items [2]	(7)	4
Separation-related costs [3]	1	—

Adjusted Gross Margin	$ 1,843	$ 1,938	(5%	)

% of Net Sales	49.0%	50.4%	(1.4 pts	)

Marketing and Administrative Expenses	$ 1,015	$ 910	12%
Gambro acquisition and integration items [4]	(18)	(17)
Tax and legal items [5]	—	10
Business optimization items [2]	(2)	(10)
Separation-related costs [3]	(108)	—

Adjusted Marketing and Administrative Expenses	$ 887	$ 893	(1%	)

% of Net Sales	23.6%	23.2%	0.4 pts

Research and Development Expenses	$ 300	$ 309	(3%	)
Business development items [6]	—	(25)
Business optimization items [2]	6	(6)
Separation-related costs [3]	(8)	—

Adjusted Research and Development Expenses	$ 298	$ 278	7%

% of Net Sales	7.9%	7.2%	0.7 pts

Other Income, Net	$ (74)	$ (24)	N/M
Gambro acquisition and integration items [4]	—	(17)

Adjusted Other Income, Net	$ (74)	$ (41)	N/M

Pre-Tax Income from Continuing Operations	$ 530	$ 653	(19%	)
Impact of special items	172	112

Adjusted Pre-Tax Income from Continuing Operations	$ 702	$ 765	(8%	)

Income Tax Expense	$ 110	$ 146	(25%	)
Impact of special items	43	24

Adjusted Income Tax Expense	$ 153	$ 170	(10%	)

% of Adjusted Pre-Tax Income from Continuing Operations	21.8%	22.2%	(0.4 pts	)

Income from Continuing Operations	$ 420	$ 507	(17%	)
Impact of special items	129	88

Adjusted Income from Continuing Operations	$ 549	$ 595	(8%	)

Adjusted Income from Discontinued Operations	1	57

Adjusted Net Income	$ 550	$ 652	(16%	)

Diluted EPS from Continuing Operations	$ 0.76	$ 0.92	(17%	)
Impact of special items	0.24	0.17

Adjusted Diluted EPS from Continuing Operations	$ 1.00	$ 1.09	(8%	)

Adjusted Diluted EPS from Discontinued Operations	0.00	0.10

Adjusted Diluted EPS	$ 1.00	$ 1.19	(16%	)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	548	548

[1]

The company’s results in 2015 and 2014 included intangible asset amortization expense of $48 million ($38 million, or $0.07 per diluted share, on an after-tax basis) and $43 million ($34 million, or $0.06 per diluted share, on an after-tax basis), respectively.

[2]

The company’s results in 2015 included a net benefit of $11 million ($8 million, or $0.01 per diluted share, on an after-tax basis) related to adjustments of $29 million to previous business optimization reserves that are no longer probable of being utilized, partially offset by additional business optimization charges of $18 million. The company’s results in 2014 included business optimization charges of $20 million ($13 million, or $0.03 per diluted share, on an after-tax basis), which includes Gambro AB (Gambro) post-acquisition restructuring activities.

[3]

The company’s results in 2015 included separation-related costs of $117 million ($87 million, or $0.16 per diluted share, on an after-tax basis) for the planned separation of Baxter’s biopharmaceutical and medical products businesses.

[4]

The company’s results in 2015 included total charges of $18 million ($12 million, or $0.02 per diluted share, on an after-tax basis) primarily related to the integration of Gambro. The company’s results in 2014 included total charges of $34 million ($26 million, or $0.05 per diluted share, on an after-tax basis) primarily related to the integration of Gambro, including the loss on the regulator-mandated divestiture of Baxter’s legacy Continuous Renal Replacement Therapy business.

[5]	The company’s results in 2014 included the reversal of prior litigation reserves of $10 million ($7 million, or $0.01 per diluted share, on an after-tax basis).

[6]

The company’s results in 2014 included total charges of $25 million ($22 million, or $0.04 per diluted share, on an after-tax basis) related to certain milestone payments associated with the company’s collaboration arrangements.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

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BAXTER INTERNATIONAL INC.

Net Sales

Periods Ending March 31, 2015 and 2014

(unaudited)

($ in millions)

	Q1 2015	Q1 2014	% Growth @ Actual Rates		% Growth @ Constant Rates

BioScience [1]
United States	$ 755	$ 706	7%		7%
International	606	623	(3%	)	10%
Total BioScience	$1,361	$1,329	2%		8%

Medical Products [1]
United States	$ 945	$ 935	1%		1%
International	1,458	1,584	(8%	)	3%
Total Medical Products	$2,403	$2,519	(5%	)	2%

Baxter International Inc.
United States	$1,700	$1,641	4%		4%
International	2,064	2,207	(6%	)	5%
Total Baxter	$3,764	$3,848	(2%	)	4%

[1]

As a result of the planned spin-off of the biopharmaceuticals business, the company realigned its biosurgery products and services to the Medical Products segment. Effective January 1, 2015, the company changed its segment presentation to reflect this new structure, and recast all prior periods presented to conform to the new presentation.

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BAXTER INTERNATIONAL INC.

Sales by Franchise 1

Periods Ending March 31, 2015 and 2014

(unaudited)

($ in millions)

	Q1 2015	Q1 2014	% Growth @ Actual Rates		% Growth @ Constant Rates

BioScience
Hemophilia [2]	$ 641	$ 675	(5%	)	2%
Immunoglobulin Therapies [3]	420	398	6%		9%
Inhibitor Therapies [4]	166	152	9%		18%
BioTherapeutics [5]	134	104	29%		36%
Total BioScience	$1,361	$1,329	2%		8%

Medical Products
Renal [6]	$ 913	$ 991	(8%	)	1%
Fluid Systems [7]	493	504	(2%	)	3%
Integrated Pharmacy Solutions [8]	564	592	(5%	)	1%
Surgical Care [9]	322	322	0%		5%
Other [10]	111	110	1%		6%
Total Medical Products	$2,403	$2,519	(5%	)	2%

Total Baxter	$3,764	$3,848	(2%	)	4%

[1]

Effective January 1, 2015, Baxter has transitioned to a new commercial franchise structure for reporting net sales. Prior period net sales have been recast to reflect the new commercial franchise structure. See Notes 2 - 10 below for a description of each commercial franchise.

[2]	Includes sales of the company’s recombinant and plasma-derived hemophilia products (primarily factor VIII and factor IX).

[3]	Includes sales of the company’s antibody-replacement immunoglobulin therapies.

[4]

Includes sales of the company’s products to treat patients with congenital hemophilia A or B who have developed inhibitors as well as patients that have developed acquired hemophilia A due to an inhibitor.

[5]	Includes sales of the company’s plasma-based therapies to treat alpha-1 antitrypsin deficiency, burns and shock, and other chronic and acute blood-related conditions.

[6]	Includes sales of the company’s peritoneal dialysis, hemodialysis and continuous renal replacement therapies.

[7]	Includes sales of the company’s IV therapies, infusion pumps and administration sets.

[8]	Includes sales of the company’s premixed and oncology drug platforms, nutrition products and pharmacy compounding services.

[9]

Includes sales of the company’s anesthesia products as well as biological products and medical devices used in surgical procedures for hemostasis, tissue sealing and adhesion prevention. Sales of the company’s biosurgery products and services, previously reported as a separate franchise in the BioScience segment, have been realigned to the Medical Products segment. Refer to page 9 for additional details.

[10]	Includes sales primarily from the company’s pharmaceutical partnering business.

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BAXTER INTERNATIONAL INC.

Franchise Sales by U.S. and International 1

Periods Ending March 31, 2015 and 2014

(unaudited)

($ in millions)

	Q1 2015			Q1 2014			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.		International		Total

BioScience
Hemophilia	$ 305	$ 336	$ 641	$ 297	$ 378	$ 675	3%		(11%	)	(5%	)
Immunoglobulin Therapies	328	92	420	307	91	398	7%		1%		6%
Inhibitor Therapies	63	103	166	44	108	152	43%		(5%	)	9%
BioTherapeutics	59	75	134	58	46	104	2%		63%		29%
Total BioScience	$ 755	$ 606	$1,361	$ 706	$ 623	$1,329	7%		(3%	)	2%

Medical Products
Renal	$ 186	$ 727	$ 913	$ 180	$ 811	$ 991	3%		(10%	)	(8%	)
Fluid Systems	232	261	493	215	289	504	8%		(10%	)	(2%	)
Integrated Pharmacy Solutions	270	294	564	284	308	592	(5%	)	(5%	)	(5%	)
Surgical Care	186	136	322	182	140	322	2%		(3%	)	0%
Other	71	40	111	74	36	110	(4%	)	11%		1%
Total Medical Products	$ 945	$1,458	$2,403	$ 935	$1,584	$2,519	1%		(8%	)	(5%	)

Total Baxter	$1,700	$2,064	$3,764	$1,641	$2,207	$3,848	4%		(6%	)	(2%	)

[1]

Effective January 1, 2015, Baxter has transitioned to a new commercial franchise structure for reporting net sales. Prior period net sales have been recast to reflect the new commercial franchise structure. Refer to page 10 for additional details.